UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2010

SUN HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12040	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 15, 2010, Sun Healthcare Group, Inc. (“Old Sun”), the former parent company of SHG Services, Inc. (which has been renamed Sun Healthcare Group, Inc.) (the “Company”) and Sabra Health Care REIT, Inc. (“Sabra”), effected its previously announced plan to restructure its business by separating its operating assets and its real estate assets into two separate publicly-traded companies—the Company and Sabra. Pursuant to the restructuring plan, Old Sun separated its operating assets by means of a spin-off transaction pursuant to which, on November 15, 2010, Old Sun distributed to each of its stockholders one share of common stock of the Company for every three shares of common stock of Old Sun held by such stockholders as of the close of business on November 5, 2010 (the “Separation”). In connection with the Separation, on November 15, 2010, Old Sun made an additional cash distribution to the same stockholders in an amount equal to $0.1335 per share of Old Sun common stock held by such stockholders. The Separation was followed on the same day by a merger (the “REIT Conversion Merger”) of Old Sun with and into its wholly owned subsidiary, Sabra, with each stockholder of Old Sun receiving one share of common stock of Sabra for every three shares of common stock of Old Sun held by such stockholders at the effective time of the REIT Conversion Merger.

Following the Separation and REIT Conversion Merger, the Company now owns all of Old Sun’s operating subsidiaries, while Sabra, through its subsidiaries, now owns substantially all of Old Sun’s formerly owned real property assets. As described in Item 8.01 of this Current Report on Form 8-K, the Company is the successor issuer to Old Sun and has succeeded to the attributes of Old Sun as the registrant, and will file all future reports or other information required to be filed with the Securities and Exchange Commission (the “SEC”) using Old Sun’s SEC file number (001-12040) and Central Index Key (CIK) code (0000904978).

Item 1.01	Entry into a Material Definitive Agreement.

Indemnification Agreement

On November 12, 2010, the board of directors of the Company (the “Company Board”) approved the form of indemnification agreement (“Indemnification Agreement”) to be entered into between the Company and each person holding office as a director or officer of the Company on or after such date. The Indemnification Agreement provides that the Company will, in certain circumstances, indemnify each of the covered directors and officers to the maximum extent permitted by Delaware law for claims arising in such person’s capacity as a director or officer of the Company. The rights of each director or officer party to an Indemnification Agreement are in addition to any other rights such person may have under the Company’s certificate of incorporation, bylaws, or otherwise under Delaware law.

The Indemnification Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the Indemnification Agreement is qualified in its entirety by reference to such exhibit.

Omega Lease Agreement

Certain subsidiaries of the Company (the “Omega Tenant Entities”) have entered into a Third Amended and Restated Master Lease Agreement (the “Omega Lease”) with certain subsidiaries of Omega Healthcare Investors, Inc. (“Omega”) effective as of November 15, 2010. The Omega Lease amends and restates, in connection with the Separation and REIT Conversion Merger, a previous master lease agreement entered into by the Omega Tenant Entities when they were subsidiaries of Old Sun. The Omega Lease covers 40 of the Company’s skilled nursing facilities (4,718 licensed beds in ten states). The Omega Lease terminates in 2013, except as to six properties located in Colorado and Idaho, in which case the termination date occurs in 2017 (the “CO/ID Facilities”). The Company has options to renew the Omega Lease as to all of the facilities. In the event the Company exercises its option to renew the Omega Lease at the expiration in 2013 of the initial lease term with respect to the non-CO/ID Facilities, it shall be deemed to have exercised its option to renew as to the CO/ID Facilities upon the expiration in 2017 of the lease term applicable to the CO/ID Facilities. If the option to renew is exercised, the term of the Omega Lease would initially be extended until December 31, 2025; a second ten-year option would extend the term through December 31, 2035.

The Omega Lease is structured as a triple-net lease, pursuant to which the Company pays Omega a base rent (initially equal to $32.6 million per year under the Omega Lease). The base rent is subject to an annual escalator equal to the lesser of (i) 235 basis points over the ten year treasury securities constant maturity rate in effect for the month of December prior to the increase and (ii) 2.5%. The Company is responsible for insurance, certain taxes and utilities and other expenses necessary for the business that the Company conducts at the facilities. The Company also has a mandatory capital expenditure obligation under the Omega Lease pursuant to which it is required to expend a stated amount of money per licensed bed per year for repairs and maintenance of the facilities.

The Omega Lease is guaranteed by the Company. In connection with the execution of the Omega Lease, the guaranty of Old Sun under the prior master lease agreement was terminated and Omega released Old Sun (which has been succeeded by merger by Sabra) from any further liability under that guaranty. Other security for the obligation of the Omega Tenant Entities includes a lien on certain assets of the Omega Tenant Entities and letters of credit in the aggregate amount of $1,200,000 (the “LCs”).

The Omega Lease is subject to various events of default, including failure to pay rent and other amounts required to be paid by the Company under the Omega Lease when due, bankruptcy events, failure to comply with covenants in the Omega Lease (including a cash flow to rent ratio), failure to maintain healthcare licenses, failure to pay certain indebtedness, and the transfer of a facility leased under the Omega Lease without the consent of the landlords. If an event of default occurs, the lessors could exercise a variety of remedies, including pursuing monetary damages against the Omega Tenant Entities and/or the Company, drawing on the LCs and terminating the Omega Lease. Under the Omega Lease, assignments or other transfers of a leased property (other than an assignment or transfer to an affiliate of a tenant) may not occur except with the consent of the landlords, which consent is not to be unreasonably withheld if the proposed assignee meets certain criteria set forth in the Omega Lease, and any such assignment or transfer will not release the tenant and any guarantor from its obligations under the Omega Lease and the related guaranty.

The Omega Lease is filed as Exhibit 10.2 to this Form 8-K and the Guaranty by the Company is filed as Exhibit 10.3 to this Form 8-K, and such agreements are incorporated herein by this reference. This description of the material terms of the Omega Lease and the Guaranty is qualified in its entirety by reference to such exhibits.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers

On November 12, 2010, the Company Board appointed (i) William A. Mathies as the Company’s Chief Executive Officer, (ii) L. Bryan Shaul as the Company’s Executive Vice President and Chief Financial Officer, and (iii) Michael Newman as the Company’s Executive Vice President, General Counsel and Assistant Secretary.

William A. Mathies, age 51, will serve as the Chairman and Chief Executive Officer of the Company. Previously, Mr. Mathies served as President of SunBridge Healthcare Corporation (the predecessor to SunBridge Healthcare, LLC) from 2002 until the Separation, President and Chief Operating Officer of SunBridge (from 2006 until the Separation), and President and Chief Operating Officer of the Company, which served as an ancillary services holding company of Old Sun prior to the Separation (from 2006 until the Separation). From 1995 to 2002, Mr. Mathies served as Executive Vice President of Beverly Enterprises, Inc., a long-term care company. Most recently, he was Executive Vice President of Innovation/Services for Beverly. He previously served as President of Beverly Health and Rehabilitation Services (the long-term care subsidiary of Beverly), from 1995 to 2000, and in various other operational positions from 1981 to 1995.

L. Bryan Shaul, age 66, will serve as the Executive Vice President and Chief Financial Officer of the Company. Mr. Shaul served as Old Sun’s Executive Vice President and Chief Financial Officer from 2005 until the Separation. From 2001 to 2004, Mr. Shaul was Executive Vice President and Chief Financial Officer of Res-Care, Inc., a publicly owned provider of services to persons with developmental disabilities and special needs. From 1999 to 2001, he served at Humana Inc., a health insurance company, most recently as Vice President—Finance and Controller and prior to that as Vice President of Mergers and Acquisitions. From 1997 to 1999, Mr. Shaul was Chief Financial Officer of Primary Health, Inc., a physician practice management and HMO company. From 1994 to 1996, he was Senior Vice President and Chief Financial Officer of RightCHOICE Managed Care, Inc. From 1971 to 1993, he held various positions with Coopers & Lybrand, most recently as Partner-in-Charge of West Coast Insurance Practice.

Michael Newman, age 62, will serve as the Executive Vice President, General Counsel and Assistant Secretary of the Company. Mr. Newman served as Old Sun’s Executive Vice President and General Counsel from 2005 until the Separation. From 1983 to 2005, he was a partner with the law firm of O’Melveny & Myers LLP.

In connection with the REIT Conversion Merger, each of the executive officers of Old Sun ceased to be executive officers of Old Sun effective as of November 15, 2010.

(d)	Election of Directors

On November 11, 2010, L. Bryan Shaul, as the sole member of the Company Board, increased the authorized number of directors on the Company Board to seven directors and, concurrently with his resignation from the Company Board, elected Gregory A. Anderson, Tony M. Astorga, Christian K. Bement, Michael J. Foster, Barbara B. Kennelly, William A. Mathies and Milton J. Walters as directors of the Company to fill the seven vacancies.

On November 12, 2010, the Company Board appointed: (i) Mr. Walters, Mr. Anderson, Mr. Astorga, and Mr. Bement to serve as members of the Audit Committee of the Company Board; (ii) Mr. Bement, Mr. Foster and Mr. Walters to serve as members of the Compensation Committee of the Company Board; (iii) Mr. Astorga, Mr. Bement and Ms. Kennelly to serve as members of the Nominating and Governance Committee of the Company Board; (iv) Mr. Anderson, Mr. Astorga, Mr. Foster and Ms. Kennelly to serve as members of the Compliance Committee of the Company Board; and (v) Mr. Mathies, Mr. Anderson and Mr. Foster to serve as members of the Executive Committee of the Company Board.

In connection with the REIT Conversion Merger, each of the directors of Old Sun ceased to be directors of Old Sun effective as of November 15, 2010.

Director Compensation

On November 12, 2010, the Company Board adopted the Sun Healthcare Group, Inc. Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy is the same as Old Sun’s Non-Employee Director Compensation Policy. Under the Director Compensation Policy, each non-employee director is entitled to receive the following as cash compensation: (1) an annual fee of $35,000, payable in four equal quarterly installments, (2) $1,750 for each Company Board or Company Board committee meeting attended in person, (3) for each additional Company Board committee meeting attended in person on the same date, $1,500 for Audit or Compliance Committee meetings, and $1,000 for Compensation or Nominating and Governance Committee meetings, and (4) $1,000 for any Company Board or Company Board committee meetings attended by telephone. Each Chairperson of a committee of the Company Board is entitled to receive an additional annual fee, payable in four equal quarterly installments, as follows: $8,000 for Audit, $6,000 for Compliance, and $5,000 for each of Compensation, Nominating or Executive. Each of the non-employee directors is also reimbursed for out-of-pocket expenses for attendance at Company Board and committee meetings.

The directors have the right to elect to receive their annual fees and chairperson fees in the form of stock units in lieu of cash. In addition, each of the non-employee directors is entitled to receive an annual award of restricted stock units valued at $100,000 on the date of the award. Each of these awards (1) vests monthly over one year, (2) is not distributable as shares of Company common stock until the earlier of the director having attained five years of service on the Company Board or the director’s separation from service from the Company Board, and (3) if unvested, shall accelerate and vest in full on the occurrence of a change in control or the non-employee director’s death or disability.

Effective upon the Separation, the Company assumed the Sun Healthcare Group, Inc. Non-Employee Directors Stock-for-Fees Program as an appendix under the 2009 Equity Plan (defined below). In connection with the Company’s assumption of this program, the Company made certain conforming changes to reflect the Separation and assumption, but otherwise did not materially amend or modify the program. The Stock-for-Fees Program provides for the credit of fully-vested stock units to any directors who elect to receive their annual fees and chairperson fees in the form of stock units in lieu of cash. Stock units credited under the program are entitled to receive cash dividend equivalent payments with respect to any ordinary dividends paid by the Company while the stock units are outstanding. Stock units credited under the program will be paid to the applicable director following the earlier of the fifth anniversary of the date the stock units were credited under the program or the director’s separation from service from the Company Board. Stock units will generally be paid in shares of the Company’s common stock, but may also be paid in cash.

(e)	Compensatory Plans and Contracts

New Equity Plans

On November 12, 2010, the Company Board adopted the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (the “2009 Equity Plan”), the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan (the “2004 Equity Plan”) and the Sun Healthcare Group, Inc. 2002 Non-Employee Director Equity Incentive Plan (the “2002 Equity Plan”). On November 12, 2010, the sole stockholder of the Company approved each of the 2009 Equity Plan, the 2004 Equity Plan and the 2002 Equity Plan by written consent.

In connection with the Separation and REIT Conversion Merger, Old Sun’s 2009 Performance Incentive Plan and 2004 Equity Incentive Plan were assumed by Sabra, while Old Sun’s 2002 Non-Employee Director Equity Incentive Plan was terminated by Old Sun effective upon the REIT Conversion Merger. Also in connection with the Separation, the Company agreed to assume certain option and stock unit awards previously granted by Old Sun under these plans to persons who, after the Separation, are employees or directors of the Company. As a result, the Company adopted the 2009 Equity Plan, the

2004 Equity Plan and the 2002 Equity Plan to facilitate the Company’s assumption of such option and stock unit awards previously granted by Old Sun. The 2009 Equity Plan will also provide the Company with flexibility to grant new awards in the future.

The 2004 Equity Plan was adopted by the Company to evidence the terms of option and stock unit awards that have been assumed by the Company effective upon the Separation and which were originally granted by Old Sun under its 2004 Equity Incentive Plan. The only shares of the Company’s common stock available for issuance under the 2004 Equity Plan are those shares subject to these assumed option and stock unit awards. Similarly, the 2002 Equity Plan was adopted by the Company to evidence the terms of option awards that have been assumed by the Company effective upon the Separation and which were originally granted by Old Sun under its 2002 Non-Employee Director Equity Incentive Plan. The only shares of the Company’s common stock available for issuance under the 2002 Equity Plan are those shares subject to these assumed option awards. The Company does not have the authority to grant any new awards under the 2004 Equity Plan or the 2002 Equity Plan following the Separation, and each of these plans contains substantially the same terms as the corresponding Old Sun equity plan.

The 2009 Equity Plan was adopted by the Company to provide for future incentive awards and to evidence the terms of option and stock unit awards that have been assumed by the Company effective upon the Separation and which were originally granted by Old Sun under its 2009 Performance Incentive Plan.

The Company Board or one or more committees appointed by the Company Board administers each of these plans. The Company Board has delegated general administrative authority for each of these plans to the Compensation Committee of the Company Board.

Persons eligible to receive new awards under the 2009 Equity Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries. The administrator of the 2009 Equity Plan has broad authority under the plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2009 Equity Plan (including those assumed under this plan in connection with the Separation) equals the sum of: (1) 4,000,000 shares, plus (2) the number of shares subject to option and stock unit awards assumed under the 2004 Equity Plan and 2002 Equity Plan which expire, or for any reason are cancelled, forfeited or terminated, after the Separation without being exercised.

The types of awards that may be granted under the 2009 Equity Plan include stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2009 Equity Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar unusual or extraordinary corporate transactions in respect of the Company’s common stock.

Assumption of Old Sun Plans and Agreements (Other Than Equity Plans)

Effective upon the Separation, the Company assumed the Sun Healthcare Group, Inc. Deferred Compensation Plan, the Sun Healthcare Group, Inc. Executive Bonus Plan and Sun Healthcare Group Inc.’s 401(k) and other generally available benefit plans. Effective upon the Separation, the Company also assumed the employment and severance benefits agreements entered into between Old Sun and individuals who became employees of the Company following the Separation, including the employment agreements entered into with L. Bryan Shaul and Michael Newman. In connection with the Company’s assumption of these plans and agreements, the Company made certain conforming changes to reflect the Separation and assumption, but otherwise did not materially amend or modify these plans and agreements. A brief description of the terms and conditions of the Deferred Compensation Plan, Executive Bonus Plan and the employment agreements for Messrs. Shaul and Newman is included below.

Deferred Compensation Plan. The Deferred Compensation Plan provides a select group of management and highly compensated employees and non-employee directors of the Company and certain of its subsidiaries with the opportunity to defer the receipt of certain pre-tax cash compensation. Subject to certain limits set forth in the plan (including a minimum deferral amount of five percent of salary), each participant may elect to defer up to 80% of his or her salary, up to 100% of his or her director’s fees and/or up to 100% of his or her bonus, if any, payable with respect to a particular calendar year. Deferrals of compensation otherwise payable are also permitted to be made with respect to certain excess 401(k) plan deferrals. Participants’ deferrals under the plan are generally credited with matching contributions from the Company, at the Company’s discretion from year to year, of up to 25% of the first 6% of compensation deferred (subject to offset for any matching contributions under the Company’s 401(k) plan), and may also be credited with discretionary contributions from the Company.

Each participant’s deferrals and any Company contributions are credited to a deferral account under the plan in the form of cash. The deferral account is used for bookkeeping purposes only. Each participant is generally 100% vested in his or her deferral account at all times, however any discretionary contributions from the Company credited to a participant’s deferral account may be subject to vesting requirements. Amounts in a participant’s deferral account are credited on a daily basis with deemed earnings or losses associated with deemed investments in investment alternatives selected by each participant in accordance with the terms of the plan.

Each participant may elect to receive a distribution of the participant’s deferral account on the participant’s separation from service, death or disability, upon the occurrence of an unforeseeable emergency or a change in control, or on a date or dates selected by the participant. Depending on the participant’s election and the event triggering the distribution, the distribution may be made in a lump sum or in installments. Each participant’s deferral account is paid in the form of cash.

Executive Bonus Plan. The Executive Bonus Plan establishes a formula for the annual incentive opportunity for the senior executive officers of the Company and certain of its subsidiaries. The plan is intended to provide incentive compensation opportunities that qualify for the performance-based compensation exemption of Section 162(m) of the Internal Revenue Code. Under the plan, incentive compensation payments are determined by the Company’s achievement of a target level of normalized earnings before interest, taxes, depreciation and amortization (“normalized EBITDA”), and for some officers, the Company’s achievement of a quality of care target. Depending on the Company’s achievement of the normalized EBITDA target amount, each participant’s incentive compensation payment may range from 0% to 175% of the participant’s target incentive compensation payment. For 2010, the target incentive payments for Messrs. Mathies, Shaul, Newman and Susan Gwyn, President of SunDance Rehabilitation Corporation, are equal to 80%, 75%, 75% and 60% of each executive’s annual base salary.

Employment Agreements for Messrs. Shaul and Newman. The employment agreements with Messrs. Shaul and Newman, which do not have specified termination dates, provide for an annual base salary (originally $400,000 for Mr. Shaul and $280,000 for Mr. Newman) that is subject to annual merit increases and an incentive bonus pursuant to the Executive Bonus Plan described above. Each agreement also provides that the executive is entitled to participate in the Company’s usual benefit programs for its senior executives (although Mr. Newman receives a medical reimbursement payment in lieu of participating in the Company’s health plan), to accrue not less than 160 hours paid time off per year and to be reimbursed for his business expenses.

In the event that Messrs. Shaul’s or Newman’s employment is terminated by the Company without “good cause” or by the executive for “good reason” (as those terms are defined in the executive’s employment agreement), each executive will be entitled to a lump sum cash severance payment equal to the executive’s annual base salary then in effect multiplied by a severance multiplier. The severance multiplier for Mr. Shaul is two and the severance multiplier for Mr. Newman is one. Each executive and his or her family members will also be entitled to continued coverage under the Company’s health plans for up to one year following the date of termination. In addition, each executive will be entitled to a prorated bonus payment for the year in which the termination occurs. In the event Mr. Newman’s employment is terminated by the Company without good cause or by Mr. Newman for good reason on or within 24 months following a change in control of the Company, Mr. Newman’s severance multiplier will increase to two. In addition, if any benefits received by Mr. Shaul or Mr. Newman in connection with a change in control are subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Company will make an additional payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due (a “gross-up payment”). Neither the Separation nor the REIT Conversion Merger triggered a change in control for purposes of these agreements.

The employment agreements with Messrs. Shaul and Newman include the executive’s agreement that he will not disclose any confidential information of the Company at any time during or after employment. In addition, each executive has agreed that, for a period of two years following a termination of employment with the Company, he will not solicit the Company’s employees or customers or materially interfere with any of the Company’s business relationships.

Termination of Richard K. Matros Employment Agreement

In connection with the Separation and REIT Conversion Merger, Richard K. Matros, Old Sun’s Chairman and Chief Executive Officer, became the Chief Executive Officer of Sabra. Old Sun and Mr. Matros agreed to terminate the employment agreement entered into between Old Sun and Mr. Matros on October 26, 2009 (the “Matros Employment Agreement”) effective upon the REIT Conversion Merger. The Matros Employment Agreement was not assumed by the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 15, 2010, the Company amended its Amended and Restated Certificate of Incorporation of the Company to change the name of the Company to “Sun Healthcare Group, Inc.” by filing a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware.

Item 7.01	Regulation FD Disclosure.

On November 15, 2010, the Company issued a press release announcing the completion of the Separation and REIT Conversion Merger. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of Sun under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

In connection with the Separation and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is the successor issuer to Old Sun and has succeeded to the attributes of Old Sun as the registrant, including Old Sun’s SEC file number. The Company common stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the Securities and Exchange Commission using Old Sun’s SEC file number (001-12040) and Central Index Key (CIK) code (0000904978). The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The Company’s common stock is listed on The NASDAQ Stock Market LLC and will trade on the NASDAQ Global Select Market under the symbol “SUNHD” until December 15, 2010. Beginning December 15, 2010, the Company’s common stock will trade on the NASDAQ Global Select Market under the symbol “SUNH.” The CUSIP number for the Company’s common stock is 86677E100.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Indemnification Agreement to be entered into with each of the directors and officers of Sun Healthcare Group, Inc.

10.2	Third Amended and Restated Master Lease Agreement, dated November 4, 2010, among Omega Healthcare Investors, Inc. and certain of its subsidiaries, and certain subsidiaries of Sun Healthcare Group, Inc. (formerly SHG Services, Inc.).

10.3	Guaranty, dated November 4, 2010, by Sun Healthcare Group, Inc. (formerly SHG Services, Inc.) in favor of the Lessors under the Third Amended and Restated Master Lease Agreement, dated November 4, 2010, among Omega Healthcare Investors, Inc. and certain of its subsidiaries, and certain subsidiaries of Sun Healthcare Group, Inc.

99.1	Press release, dated November 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated: November 16, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement to be entered into with each of the directors and officers of Sun Healthcare Group, Inc.

10.2	Third Amended and Restated Master Lease Agreement, dated November 4, 2010, among Omega Healthcare Investors, Inc. and certain of its subsidiaries, and certain subsidiaries of Sun Healthcare Group, Inc. (formerly SHG Services, Inc.).

10.3	Guaranty, dated November 4, 2010, by Sun Healthcare Group, Inc. (formerly SHG Services, Inc.) in favor of the Lessors under the Third Amended and Restated Master Lease Agreement, dated November 4, 2010, among Omega Healthcare Investors, Inc. and certain of its subsidiaries, and certain subsidiaries of Sun Healthcare Group, Inc.

99.1	Press release, dated November 15, 2010.